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                                                                 Exhibit 10.2.50



                     SCHEDULE IDENTIFYING OMITTED DOCUMENTS


         The only particulars in which the attached agreement differs frm the omitted agreements is the name of the officer who is a party to the agreements and the number of restricted shares subject to the agreements.

                     Name                      Number of Restricted Shares

            Matthew F. Bowman                           20,000
            Brent L. Larson                             10,000


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                              NEOPROBE CORPORATION
                                    SUITE 400
                              425 METRO PLACE NORTH
                             DUBLIN, OHIO 43017-1367


                                 April 30, 1999


David C. Bupp
5747 Rushwood Drive
Dublin, Ohio 43017-8817

         Congratulations. You have been granted a right to purchase Restricted Stock under Neoprobe's 1996 Stock Incentive Plan (the "Plan") on the following terms:

         1. PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, you hereby subscribe for and agree to purchase 35,000 shares of Common Stock (the "Restricted Stock") for and in consideration of a payment by you to Neoprobe of $0.001 per share.

         2. TRANSFER RESTRICTIONS. The fair market value of Common Stock is demonstrated by the closing price on the Nasdaq National Market of such securities on the business day before the date first set forth above which was $0.75 per share. In consideration of the difference between the purchase price of the Restricted Stock set forth in paragraph 1 above and its fair market value without the restrictions and risk of forfeiture set forth herein, you agree that, unless and until any of the Restricted Stock vests and becomes transferable as provided in paragraph 4 below, you will neither transfer, sell, assign nor pledge any of the Restricted Stock. Any certificate representing any Restricted Stock issued hereunder will bear the following legend in larger or other contrasting type or color: "The transfer of these securities is restricted by, and such securities are subject to a risk of forfeiture, under a Restricted Stock Purchase Agreement between the registered owner hereof and the Issuer dated April 30, 1999."

         3. FORFEITURE. You will forfeit any portion of the Restricted Stock purchased under this Agreement that has not vested and become transferable on the earliest of: (a) the expiration of 10 years from the date of this Agreement, or (b) (except as otherwise provided in the last sentence of this paragraph 3) immediately upon the termination of your employment by Neoprobe under the Employment Agreement, whether for cause or without cause, or because of your death or disability, or by your resignation. If such a forfeiture occurs, all of your right, title and interest in and to any shares of Restricted Stock which have not previously vested and became transferable will be terminated, the certificates representing the forfeited shares will be canceled or transferred free and clear of all restrictions to Neoprobe's treasury and we will pay you $0.001 per share for each share of Restricted Stock so forfeited. Notwithstanding clause (b) of this paragraph 3 no forfeiture will occur upon the termination of your employment by Neoprobe under the Employment Agreement without cause, or because of your death or disability, if at the time of such termination Neoprobe is engaged in active negotiations that could reasonably be expected to result in a change in control.

         4. VESTING PROVISIONS. Any Restricted Stock that has not previously been forfeited under


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Section 3 above will vest and become transferable if and when a Change in
Control (as defined below in Section 5) of Neoprobe occurs or upon the termination of your employment by Neoprobe under the Employment Agreement without cause, or because of your death or disability, if at the time of such termination Neoprobe is engaged in active negotiations that could reasonably be expected to result in a Change in Control; provided the Committee certifies such occurrence in its minutes or another writing promptly thereafter. Notwithstanding any provision of this Agreement or any provision of the Plan, including, but not limited to, the last sentence of Section 7.1 thereof and
Section 8.3 thereof, the provisions of which are hereby waived by you, the Committee may, if it determines in its sole discretion that your actions in connection with any Change in Control which results in the vesting of any shares of Restricted Stock hereunder were not in accordance with your duties to Neoprobe and its stockholders as a director, officer or employee of Neoprobe or your actions did not fully support the determinations of the Board of Directors of Neoprobe in connection therewith, reduce the number of shares of Restricted Stock which vest under this Agreement or eliminate such vesting entirely. When any portion of the Restricted Stock vests and becomes transferable, Neoprobe will, subject to the provision of Section 6 below, promptly deliver a certificate (free of all adverse claims and transfer) representing the number of shares constituting the vested and transferable portion of the Restricted Stock to you at your address given above and such shares will no longer be deemed to be Restricted Stock subject to the terms and conditions of this Agreement.

         5. CHANGE IN CONTROL. For the purpose of this Agreement, a Change in Control of Neoprobe has occurred when: (a) any person (defined for the purposes of this Section 3 to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than Neoprobe or an employee benefit plan created by its Board of Directors for the benefit of its employees, either directly or indirectly, acquires beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by Neoprobe having thirty percent (30%) or more of the voting power of all the voting securities issued by Neoprobe in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose;
(b) a majority of the Directors elected at any meeting of the holders of voting securities of Neoprobe are persons who were not nominated for such election by the Board of Directors or a duly constituted committee of the Board of Directors having authority in such matters; (c) the stockholders of Neoprobe approve a merger or consolidation of Neoprobe with another person, other than a merger or consolidation in which the holders of Neoprobe's voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising eighty percent (80%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of Neoprobe approve a transfer of substantially all of the assets of Neoprobe to another person other than a transfer to a transferee, eighty percent (80%) or more of the voting power of which is owned or controlled by Neoprobe or by the holders of Neoprobe's voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

         6. RIGHTS; STOCK DIVIDENDS. Except for the restrictions on transfer set forth in Section 2 and the possibility of forfeiture set forth in Section 3, upon the issuance of a certificate representing shares of Restricted Stock, you will have all other rights in such shares, including the right to vote such shares and receive dividends other than dividends on or distributions of shares of any class of stock issued by Neoprobe which dividends or distributions will be delivered to Neoprobe under the same restrictions on transfer and possibility of forfeitures as the shares of


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Restricted Stock from which they derive.

         7. TAXATION. Both you and we intend that the transactions provided for in this Agreement will be governed by the provisions of Section 83(a) of the Internal Revenue Code of 1986. You will have taxable income upon the vesting of Restricted Stock. At that time, you must pay to Neoprobe an amount equal to the required federal, state, and local tax withholding less any withholding otherwise made from your salary or bonus. You must satisfy any relevant withholding requirements before Neoprobe issues certificates representing vested shares of Restricted Stock to you.

         8. EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement and nothing contained herein gives you any right to continue to be employed by or provide services to Neoprobe or affects the right of Neoprobe to terminate your employment or other relationship with you.

         9. PLAN CONTROLS. This Agreement is a Restricted Stock Purchase Agreement (as such term is defined in the Plan) under Article 7 of the Plan. The terms of this Agreement are subject to, and controlled by, the terms of the Plan, as it is now in effect or may be amended from time to time hereafter, which are incorporated herein as if they were set forth in full. Except as otherwise expressly set forth herein, any words or phrases defined in the Plan have the same meanings in this Agreement. Neoprobe will provide you with a copy of the Plan promptly upon your written or oral request made to its principal financial officer.

         10. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration in Columbus, Ohio, in accordance with the nonunion employment arbitration rules of the American Arbitration Association ("AAA") then in effect. If specific nonunion employment dispute rules are not in effect, then AAA commercial arbitration rules will govern the dispute. If the amount claimed exceeds $100,000, the arbitration will be before a panel of three arbitrators. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Neoprobe will indemnify you against, and hold you harmless from, any attorney's fees, court costs and other expenses incurred by you in connection with the preparation, commencement, prosecution, defense or enforcement of any arbitration, award, confirmation or judgment in order to assert or defend any right or obtain any payment hereunder after the occurrence of a Change in Control of Neoprobe or under this sentence; without regard to the success of you or your attorney in any such arbitration or proceeding.

         11. MISCELLANEOUS. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or termination is sought. If any one or more provisions of this Agreement are found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby. This Agreement will be governed by the laws of the State of Delaware.




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         Please acknowledge your acceptance of this Agreement by signing the enclosed copy in the space provided below and returning it promptly to Neoprobe.

                                    NEOPROBE CORPORATION


                                    By: /s/ Julius R. Krevans
                                        ----------------------------------------
                                        Julius R. Krevans, Chairman of the Board


Accepted and Agreed to as of
the date first set forth above:


/s/ David C. Bupp
----------------------------------
David C. Bupp